Exhibit (o)
PACIFIC CAPITAL FUNDS
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a Trustee of Pacific Capital Funds, a Massachusetts business trust (the “Trust”), does hereby constitute and appoint Michael Glazer, Jennifer English and Robert I. Crowell, and each of them, his true and lawful attorney and agent, with the power and authority to sign on behalf of the Trust and the undersigned, the name of the undersigned as Trustee of the Trust to a Registration Statement or to any amendment thereto filed with the Securities and Exchange Commission with respect to the shares of beneficial interest of the Trust and to any instrument or document filed as part of, as an exhibit to, or in connection with any Registration Statement or amendment.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 17, 2008.

/s/ Peter S. Ho	/s/ Russell K. Okata

Peter S. Ho, Trustee	Russell K. Okata, Trustee

/s/ Stanley W. Hong	/s/ Douglas Philpotts

Stanley W. Hong, Trustee	Douglas Philpotts, Trustee

/s/ Richard L. Humphreys	/s/ Oswald K. Stender

Richard L. Humphreys, Trustee	Oswald K. Stender, Trustee